UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                  FORM 8-K/A
                 Amendment No. 1 to Current Report on Form 8-K
         Dated September 22, 1997 Reporting Event of September 9, 1997

                                Current Report
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               September 9, 1997


                           CORNELL CORRECTIONS, INC.
            (Exact name of registrant as specified in its charter)

                                    1-14472
                           (Commission File Number)

                DELAWARE                                 76-0433642
      (State or other jurisdiction                   (I.R.S. Employer
          of incorporation)                        Identification Number)

                           4801 WOODWAY, SUITE #100E
                              HOUSTON, TEXAS 77056
             (Address of principal executive offices and zip code)

                                (713) 623-0790
              (Registrants telephone number, including area code)

      The undersigned registrant hereby amends the following items of its Current Report on Form 8-K dated September 22, 1997, reporting an event on September 9, 1997 as set forth in the pages attached hereto:

                   Item 7. Financial Statements and Exhibits

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this document to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                CORNELL CORRECTIONS, INC.


                                                By: /S/ STEVEN W. LOGAN
                                                        Steven W. Logan
Date: November 10, 1997                                 Chief Financial Officer,
                                                        Treasurer and Secretary

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

           Abraxas Group Audited Combined Financial Statements
              Report of Independent Auditors
              Combined Balance Sheets as of June 30, 1997 and 1996
              Combined Statements of Activities for the Years Ended June 30, 1997 and 1996 Combined Statements of Cash Flows for the Years Ended June 30, 1997 and 1996 Notes to Combined Financial Statements

   (B)  PRO FORMA FINANCIAL INFORMATION.

           Cornell Corrections, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements

              Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                   June 30, 1997

              Unaudited Pro Forma Condensed Consolidated Statement of Operations
                   for the Year Ended December 31, 1996

              Unaudited Pro Forma Condensed Consolidated Statement of Operations
                   for the Six Months Ended June 30, 1997

              Notes to Unaudited Pro Forma Condensed Consolidated Financial
                   Statements

                         Report of Independent Auditors

The Board of Directors
Abraxas Group

We have audited the combined financial statements listed in the accompanying table of contents of the Abraxas Group (see Note 1) at June 30, 1997 and 1996, and for the years then ended. These financial statements are the responsibility of the Abraxas Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements listed in the accompanying table of contents present fairly, in all material respects, the combined financial position of the Abraxas Group at June 30, 1997 and 1996, and the combined results of their operations, changes in net assets, and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                               Ernst & Young LLP

                                  Abraxas Group

                             Combined Balance Sheets


                                                              JUNE 30
                                                          1997          1996
                                                       -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents, including assets whose
   use is limited ($736,693 in 1997 and $885,935 in
   1996)............................................   $ 2,343,980   $ 1,022,602
  Accounts receivable, less allowance for doubtful
   accounts of $1,797,891 in 1997 and $1,525,774 in
   1996.............................................     8,288,218     8,102,013
  Accounts receivable--affiliate ...................       109,645          --
  Food and supplies inventories ....................          --         180,195
  Other current assets .............................        92,668        93,005
                                                       -----------   -----------
Total current assets ...............................    10,834,511     9,397,815

Property and equipment:
  Land .............................................     1,002,806     1,002,806
  Buildings ........................................    13,834,153    13,950,910
  Mobile homes .....................................        19,590        19,590
  Vehicles .........................................       271,622       289,933
  Equipment ........................................     2,263,647     1,979,549
  Furniture and fixtures ...........................     1,302,870     1,281,957
  Leasehold improvements ...........................       752,453       732,825
                                                       -----------   -----------
                                                        19,447,141    19,257,570
  Less accumulated depreciation ....................     7,067,303     6,217,454
                                                       -----------   -----------
Net property and equipment .........................    12,379,838    13,040,116

Other assets .......................................     2,260,927     2,252,578
                                                       ===========   ===========
                                                       $25,475,276   $24,690,509
                                                       ===========   ===========

                                                             JUNE 30
                                                        1997            1996
                                                      -----------    -----------

LIABILITIES AND UNRESTRICTED NET ASSETS Current liabilities:

  Accounts payable ...............................    $   437,396    $   139,439
  Accounts payable--affiliate ....................        138,150           --
  Demand notes payable to bank ...................      2,700,000      2,330,000
  Accrued salaries and wages .....................      1,870,448      2,446,584
  Accrued interest payable .......................        244,240        263,893
  Other accrued expenses .........................      1,061,285        622,205
  Long-term obligations due within one year ......        454,227        375,997
                                                      -----------    -----------
Total current liabilities ........................      6,905,746      6,178,118

Revenue bonds, less unamortized bond
  discount ($146,550 in 1997 and $153,522 in
                                              1996)    11,243,450     11,491,478
Other borrowings .................................      1,121,038      1,235,132
                                                      -----------    -----------
                                                       12,364,488     12,726,610

Net assets:
  Unrestricted ...................................      6,020,116      5,559,163
  Temporarily restricted .........................        184,926        226,618
                                                      -----------    -----------
                                                        6,205,042      5,785,781
                                                      -----------    -----------
                                                      $25,475,276    $24,690,509
                                                      ===========    ===========

SEE ACCOMPANYING NOTES.

                                  Abraxas Group

                        Combined Statements of Activities

                                                        YEAR ENDED JUNE 30
                                                        1997           1996
                                                   ------------    ------------
UNRESTRICTED NET ASSETS:
  Public and private support:
   Governmental health and welfare programs .....  $  5,172,854    $  5,424,549
   Commonwealth of Pennsylvania Act 30 funds ....     2,401,567       2,386,225
   Fees for service--government .................    24,930,840      21,231,906
   Contributions:
     Unrestricted--cash .........................        77,888         263,012
     Unrestricted--in-kind ......................       207,464         380,028
     Assets released from restrictions ..........       101,692          33,759
                                                   ------------    ------------
Total support ...................................    32,892,305      29,719,479

  Revenues:
   Interest .....................................       143,846         164,106
   Administrative and rental fees charged to
   affiliate ....................................          --         1,417,404
   Miscellaneous ................................        34,989          10,122
                                                   ------------    ------------
Total revenues ..................................       178,835       1,591,632
                                                   ------------    ------------
Total support and revenues ......................    33,071,140      31,311,111

  Expenses:
   Program services:
     Operating ..................................    22,752,918      21,183,797
     Educational--Act 30 ........................     2,507,693       2,458,759
                                                   ------------    ------------
Total program ...................................    25,260,611      23,642,556

   Management and general .......................     7,349,576       7,346,819
                                                   ------------    ------------
Total expenses ..................................    32,610,187      30,989,375
                                                                   ------------
  Excess of support and revenues over expenses ..       460,953         321,736

  Other changes in unrestricted net assets:
   Distribution to affiliate, net ...............          --        (2,314,288)
                                                   ------------    ------------
Increase (decrease) in unrestricted net assets ..       460,953      (1,992,552)

Temporarily restricted assets:
  Contributions .................................        60,000         243,519
  Assets released from restrictions .............      (101,692)        (33,759)
                                                   ------------    ------------
(Decrease) increase in temporarily restricted net
assets ..........................................       (41,692)        209,760
                                                   ------------    ------------
Increase (decrease) in net assets ...............       419,261      (1,782,792)
Beginning of year ...............................     5,785,781       7,568,573
                                                   ------------    ------------
End of year .....................................  $  6,205,042    $  5,785,781
                                                   ============    ============

SEE ACCOMPANYING NOTES.

                                  Abraxas Group

                        Combined Statements of Cash Flows

                                                          YEAR ENDED JUNE 30
                                                         1997           1996
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Increase (decrease) in net assets .................. $   419,261    $(1,782,792)
Distribution to affiliate ..........................        --        2,484,280
Adjustments to reconcile increase (decrease)
  in net assets to net cash provided
  by operating activities:
   Depreciation ....................................   1,027,623      1,000,678
   Amortization ....................................     220,226        220,226
   Bad debt provision ..............................     272,117        289,628
   Increase in value of investment securities ......     (17,280)       (17,280)
   Loss on sale of assets ..........................      56,808           --
   Increase in accounts receivable .................    (458,322)    (1,488,298)
   Decrease in food and supplies inventory .........     180,195         76,203
   Decrease in other current assets ................         337         68,506
   Increase (decrease) in accounts payable .........     297,957     (1,234,435)
   (Decrease) increase in accrued salaries and wages    (576,136)       729,612
   (Decrease) increase in accrued interest payable .     (19,653)        10,750
   Increase in other accrued expenses ..............     439,080        209,783
                                                     -----------    -----------
Total adjustments ..................................   1,422,952       (134,627)
                                                     -----------    -----------
Net cash provided by operating activities ..........   1,842,213        566,861

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment ................    (405,522)      (545,945)
Proceeds from sale of assets .......................      66,500           --
Increase in accounts receivable--affiliate, net ....    (109,645)      (577,330)
(Decrease) increase in other assets ................    (204,321)       295,107
                                                     -----------    -----------
Net cash used by investing activities ..............    (652,988)      (828,168)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in accounts payable--affiliates      138,150       (100,455)
Borrowings under line of credit ....................     370,000           --
Repayments on line of credit .......................        --         (370,000)
Payments on other borrowings .......................    (135,997)      (123,751)
Payments on revenue bonds ..........................    (240,000)      (230,000)
                                                     -----------    -----------
Net cash provided (used) by financing activities ...     132,153       (824,206)

Net increase (decrease) in cash and cash equivalents   1,321,378     (1,085,513)
Cash and cash equivalents, beginning of year .......   1,022,602      2,108,115
                                                     -----------    -----------
Cash and cash equivalents, end of year ............. $ 2,343,980    $ 1,022,602
                                                     ===========    ===========
Cash paid during the year for interest ............. $   942,231    $ 1,241,479
                                                     ===========    ===========

SEE ACCOMPANYING NOTES.

                                  Abraxas Group

                     Notes to Combined Financial Statements

                                  June 30, 1997


1. SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The accompanying financial statements have been prepared to present the combined financial position and the combined results of operations for The Abraxas Foundation, Inc. (TAF), The Abraxas Group, Inc. (TAG), Abraxas Foundation of Ohio, Inc. (TAFO), and Foundation for Abraxas (FFA) (collectively, the Group). Effective April 30, 1997, the Board of Directors approved the sale of the Group to Cornell Corrections, Inc. for $18,083,250 (subject to certain potential, prospective adjustments). This transaction is to be consummated on September 9, 1997. The amounts included in the accompanying financial statements are presented on a historical basis and do not give effect to the acquisition.

TAF, incorporated in 1973, is a Pennsylvania nonprofit membership corporation which operates rehabilitation, training, and educational facilities, as an alternative to incarceration, primarily for youthful offenders of the criminal laws, the majority of whom have a diagnosis of drug or alcohol abuse. Substantially all its support results from annual fee for service contracts with the Commonwealth of Pennsylvania and various county governmental units. TAG, incorporated in 1983 as a Pennsylvania nonprofit membership corporation, is charged with the responsibilities of coordinated long-range planning, and ownership and management of the property and equipment for the entire Abraxas Group. TAFO, incorporated in 1992, is an Ohio nonprofit membership corporation which operates rehabilitation, training, and educational facilities as an alternative to incarceration for youthful offenders of the criminal laws who have a diagnosis of drug or alcohol abuse. FFA, incorporated in 1983 as a Pennsylvania nonprofit membership corporation, is dedicated to the active solicitation of funds for the benefit of its affiliates.

Since the majority of the Group's funding is derived from governmental sources, such amounts are susceptible to changes in governmental spending patterns, which are not highly predictable over the long term.

TAG is the parent company of TAF and TAFO by virtue of its control as the sole member of those corporations. FFA is a "brother-sister" organization to TAG.

TAG is also the parent company of Abraxas  Foundation of West  Virginia,  Inc.
(WV). Until April 1996, WV operated rehabilitation and training facilities as an alternative to incarceration for youthful offenders of the law. Since June 1995, WV operated its facilities under a provisional license with the Department of Health and Human Resources which was to expire on May 31, 1996. In March 1996, WV agreed to let its license expire by the end of its term and to cease doing business in the state of West Virginia; WV operations were discontinued in April 1996. Management is presently completing the business affairs of WV, which includes negotiating the satisfaction of remaining trade payables. Until agreements are reached with its vendors, management is unable to determine WV's actual cash requirements. However, it is possible that any shortfall in cash available to satisfy WV's trade payables could become the responsibility of the Group. Management cannot presently estimate the amount of shortfall, if any, that could result from resolution of this matter. The accompanying financial statements do not include the accounts of WV since this entity is not being purchased in connection with the sale transaction described above.

BASIS OF PRESENTATION

The combined financial statements are presented on the accrual basis of accounting for nonprofit organizations. All significant intercompany transactions have been eliminated.

CASH AND CASH EQUIVALENTS

For the purpose of the statement of cash flows, the Group considers all highly liquid investments, purchased with a maturity of three months or less, to be cash equivalents. Also included in cash at June 30, 1997 and 1996, respectively, is approximately $737,000 and $886,000 restricted primarily for the construction of certain capital projects and debt service requirements.

PROPERTY AND EQUIPMENT

Assets acquired are stated at cost; donated assets are stated at the estimated fair value at the date of the gift. Depreciable assets are depreciated over their estimated useful lives on the straight-line method.

CONTRIBUTIONS

Unconditional promises to give cash and other assets to members of the Group are reported at fair value at the date the promise is received. Contributions, whether cash or in-kind, are generally recorded by the entity whose fundraising efforts resulted in the receipt of the gift. FFA retains a portion of its unrestricted cash contributions to defray operating expenses; the remainder is contributed to TAF, TAFO, WV, or TAG. Contributions from major fundraising campaigns undertaken by FFA and restricted as to their ultimate use or purpose are initially recorded by FFA as temporarily restricted net assets, and then transferred to TAG (if restricted to the purchase of property and equipment or TAG's operating expenses) or TAF or TAFO (if restricted to certain programs or types of operating expenses).

INCOME TAXES

Members of the Group are exempt from federal income taxes under Section 501(a) of the Internal Revenue Code (the Code) and are public charities under Section 509(a) of the Code. Contributions to members of the Group are deductible under
Section 170(a) of the Code.

RISKS AND UNCERTAINTIES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amount of assets and liabilities recorded in the balance sheet. Estimates also affect the reported amounts of revenue and expenses and disclosures included in the financial statements. Actual results could differ from those estimates.

Included in accounts receivable at June 30, 1997 and 1996, respectively, is approximately $2,158,000 and $2,053,000 from the Pennsylvania Department of Education related to TAF's school programs. TAF is reimbursed for these programs by the Department of Education based upon its actual direct costs plus a percentage for allowable indirect costs. Historically, the Department of Education has disallowed certain costs in connection with its annual audit. TAF has filed appeals with the Department of Education for each year audited, which includes each school year in the period from July 1, 1989 through June 30, 1996. At June 30, 1997, accounts receivable from the Department of Education in excess of the related allowance is $589,000 for the years under appeal. The ultimate outcome of these appeals is uncertain, however in the opinion of management, such resolution will not have a material effect on the Group.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.

2. IN-KIND CONTRIBUTIONS

Contributions for the years ended June 30, 1997 and 1996 include approximately $207,000 and $380,000, respectively, of in-kind donations consisting of various goods, services, food, material, supplies, furniture, fixtures, and equipment. In-kind contributions are recorded at management's estimate of fair market value.

3. OTHER LONG-TERM ASSETS

In 1997 and 1996, respectively, other long-term assets include bond issuance costs of approximately $528,000 and $552,000, U.S. Treasury securities of approximately $205,000 and $187,000, which serve as collateral under the terms of TAG's mortgage payable obligation described in Note 5, and debt service reserve funds of approximately $1,200,000 in both years.

4. DEMAND NOTES PAYABLE

At June 30, 1997 and 1996, TAG's demand notes payable consists of the following:

                                                          1997        1996
                                                       ---------- -----------
Line of credit of $2,700,000 to be used for
  operating purposes. Interest is at the
  bank's prime rate plus .25% (8.75% at
  June 30, 1997 and 8.5% at June 30,
  1996). The line is secured by a
  pledge of accounts receivable.                       $2,700,000  $2,330,000

The line of credit expired on November 30, 1996 but was extended to June 1997. On June 25, 1997, TAG, TAF, and TAFO executed a new line of credit agreement which provides a $2,700,000 line of credit and includes a payment-on-demand feature.

5. LONG-TERM OBLIGATIONS

On July 7, 1993, the Jenks Township Municipal Authority sold $12,330,000 of Abraxas Group, Inc. Revenue Bonds, Series of 1993 (the Bonds). The Bonds were issued to pay the cost of certain capital projects, refinance existing long-term debt, and provide needed working capital for members of the Obligated Group (includes TAF, TAG, and TAFO). The Bonds mature in amounts increasing from $255,000 due on April 1, 1998 to $1,065,000 due on April 1, 2018, including mandatory sinking fund redemption requirements through April 1, 2017. The Bonds have varying interest rates ranging from 5% to 8%.

Principal and interest payments are the responsibility of the Obligated Group under a Loan and Trust Agreement dated as of June 1, 1993, as amended, by and among Jenks Township Municipal Authority, the Obligated Group and Integra Trust Company, National Association, the Trustee. Effective September 1, 1995, PNC Bank was named successor trustee. The Bonds are secured solely by the gross receipts of the Obligated Group. At June 30, 1997 and 1996, the bond trustee held approximately $2,100,000, primarily in debt service reserve and construction and acquisition funds.

Other borrowings consist of:

                                                            1997         1996
                                                         ----------   ----------
Rental Housing Development and Improvement Program loan
  through the Urban Redevelopment Authority of
  Pittsburgh. The loan consists of three notes due
  monthly beginning September 1998 through August 2025
  in varying amounts. The notes are noninterest-bearing  $  551,988   $  551,988

Mortgage payable with $3,853 due monthly, including
  interest at 8.5%. The unpaid principal and interest
  payment are due August 1, 2007  ......................    477,236      482,564

Promissory note due in its entirety on June 1, 1998 plus
  accrued interest at 5% per annum. The note is secured
  by real property .....................................    100,000      100,000

Equipment and vehicle leases ...........................    191,041      236,577
                                                         ----------   ----------
                                                          1,320,265    1,371,129
Less current portion ...................................    199,227      135,997
                                                         ----------   ----------
                                                         $1,121,038   $1,235,132
                                                         ==========   ==========

Future minimum payments for all long-term obligations as of June 30, 1997 are as follows:

                                             REVENUE       OTHER
          YEAR ENDING JUNE 30                 BONDS      BORROWINGS     TOTAL
-------------------------------------------------------------------------------
1998 ..................................   $ 1,151,188   $  282,326   $ 1,433,514
1999 ..................................     1,151,398      110,054     1,261,452
2000 ..................................     1,150,198       74,739     1,224,937
2001 ..................................     1,147,100       74,739     1,221,839
2002 ..................................     1,151,100       57,545     1,208,645
Thereafter ............................    18,386,097    1,153,948    19,540,045
                                          -----------   ----------   -----------
Total long-term obligation payments ...    24,137,081    1,753,351    25,890,432
Less amount  representing  interest and
discount ..............................    12,638,631      433,086    13,071,717
                                          -----------   ----------   -----------
Present value of net payments .........    11,498,450    1,320,265    12,818,715
Less current portion ..................       255,000      199,227       454,227
                                          ===========   ==========   ===========
Long-term obligations .................   $11,243,450   $1,121,038   $12,364,488
                                          ===========   ==========   ===========

Interest cost incurred during fiscal 1997 and 1996 was approximately $1,185,000 and $1,268,000, respectively.

6. COMMITMENTS

Members of the Group lease certain office space and facilities, automobiles, computers, and office equipment under operating leases, which have cancelable and noncancelable lease terms of three to ten years. Total rent expense was approximately $947,000 and $849,000 in 1997 and 1996, respectively.

Future minimum rental payments applicable to the noncancelable operating leases described above are as follows at June 30, 1997:

                                                                  ANNUAL
FISCAL YEAR                                                       RENTALS
-------------                                                   ------------

1998 ................................................            $  868,808
1999 ................................................               676,227
2000 ................................................               472,547
2001 ................................................               392,815
2002 ................................................               281,615
Thereafter ..........................................               237,728
                                                                 ----------
                                                                 $2,929,740
                                                                 ==========

7. DISTRIBUTION TO AFFILIATE

In April 1996, WV ceased operations (Note 1) and subsequently negotiated a settlement with the West Virginia Department of Health and Human Services relative to various disputes involving payments for Medicaid services. As part of that settlement, WV agreed to not use any of the funds received from the state to liquidate payables to its affiliates. Accordingly, the board of directors passed a resolution authorizing a distribution to WV equal to the receivable balance at June 30, 1996. The distribution is reflected in the accompanying statement of activities as an other change in unrestricted net assets.

8. PENSION PLAN

Members of the Group have provided a defined contribution pension plan for all full-time employees with one or more years of service. Employer contributions are based upon defined percentages of eligible participants' salaries and totaled approximately $634,000 in 1997 and $516,000 in 1996.

9. OTHER COMMITMENTS

During 1997, it was determined that the Group was delinquent in complying with certain governmental reporting requirements related to various employee benefit plans. Management has estimated maximum potential penalties totaling approximately $155,000 related to this matter. The Group has requested relief from these penalties. Due to the historic pattern of the government agency granting at least some relief from such penalties, but at widely varying levels, management is unable to estimate the probable amount of settlement and, accordingly, no loss has been recorded in the accompanying financial statements.

                           CORNELL CORRECTIONS, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1997 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 reflect the consolidated financial position and results of operations, respectively, of Cornell Corrections, Inc. and its subsidiaries ("the Company") as if the acquisition of Abraxas by the Company had occurred, in the case of the balance sheet, on June 30, 1997, and, in the case of the statements of operations, on January 1, 1996. In addition, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 reflect the results of operations as if the Company's initial public offering in October 1996 and the acquisitions by the Company in 1996 and the acquisition of Interventions in 1997 had occurred on January 1, 1996. These statements do not purport to be indicative of the consolidated results of operations of the Company that might have been obtained had these events actually then occurred or of the Company's future results.

   The unaudited pro forma condensed consolidated financial statements are based on certain assumptions and estimates which are subject to change.

                             CORNELL CORRECTIONS, INC.
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   JUNE 30, 1997
                                  (IN THOUSANDS)

                                                  HISTORICAL
                                             -------------------                  PRO FORMA
                                               THE                    PRO FORMA     FOR THE
                                             COMPANY    ABRAXAS      ADJUSTMENTS   ACQUISITION
                                             -------   --------       --------       -------
ASSETS
Cash and cash equivalents ................   $ 1,579   $  1,607       $   --         $ 3,186
Receivables, net .........................     8,383      8,398           --          16,781
Other current assets .....................     3,071        829           (737)(1)     3,163
                                             -------   --------       --------       -------
   Total current assets ..................    13,033     10,834           (737)       23,130
Property and equipment, net ..............    31,743     12,380            687 (2)    44,810
Intangibles ..............................     5,694       --              600 (3)     6,294
Other assets .............................     2,812      2,261         (2,261)(1)     2,812
                                             -------   --------       --------       -------
     Total assets ........................   $53,282   $ 25,475       $ (1,711)      $77,046
                                             =======   ========       ========       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities .   $ 5,432   $  3,752       $  1,012 (4)    $10,196
Current portion of long-term debt ........     2,283      3,154         (3,154)(5)       283
                                                --         --           (2,000)(6)      --
                                             -------   --------       --------       -------
     Total current liabilities ...........     7,715      6,906         (4,142)       10,479
Other long-term liabilities ..............     2,721       --             --           2,721
Long-term debt, excluding current portion        309     12,364        (12,364)(5)    21,309
                                                --         --            2,000 (6)      --
                                                --         --           19,000 (7)      --
Stockholders' equity .....................    42,537      6,205         (6,205)(8)    42,537
                                             -------   --------       --------       -------

Total liabilities and stockholders' equity   $53,282   $ 25,475       $ (1,711)      $77,046
                                             =======   ========       ========       =======

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

                            CORNELL CORRECTIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS,
                             EXCEPT PER SHARE DATA)

                                                                  HISTORICAL
                                           -------------------------------------------------------
                                             THE                     REID     INTER-                     PRO FORMA
                                           COMPANY      MIDTEX      CENTER   VENTIONS      ABRAXAS      ADJUSTMENTS        PRO FORMA
                                           --------     -------     ------    -------     --------         -------         --------
Revenues ..............................    $ 32,327     $ 8,603     $1,131    $ 7,244     $ 31,080         $  --           $ 80,385
Operating expenses ....................      26,038       5,774        997      5,608       23,543           5,359(1)        67,927
                                                                                                               500(2)
                                                                                                               108(3)
Depreciation and
   amortization .......................       1,390         407         22        162        1,316            (866)(4)        2,387
                                                                                                                60 (5)
                                                                                                               (18)(6)
                                                                                                               (97)(7)
                                                                                                                11 (8)
General and administrative
   expenses ...........................       4,560         672       --          644        5,054          (5,359)(1)        5,571
                                           --------     -------     ------    -------     --------         -------         --------
Income from operations ................         339       1,750        112        830        1,167             302            4,500
Interest expense ......................       2,810         843       --          173        1,226             939 (9)        1,671
                                                                                                            (1,281)(10)        --
                                                                                                            (3,039)(11)        --
Interest income .......................        (167)        (14)      --         (300)        --               300 (12)        (181)
                                           --------     -------     ------    -------     --------         -------         --------
Income (loss) before
   provision for income
   taxes ..............................      (2,304)        921        112        957          (59)          3,383            3,010
Provision for income taxes ............          75        --         --         --           --             1,129 (13)       1,204
                                           --------     -------     ------    -------     --------         -------         --------
Net income (loss) .....................    $ (2,379)    $   921     $  112    $   957     $    (59)        $ 2,254         $  1,806
                                           ========     =======     ======    =======     ========         =======         ========
Earnings (loss) per share .............    $   (.53)                                                                       $    .25
                                           ========                                                                        ========
Number of shares used in
   per share computation ..............       4,466                                                                           7,119
                                           ========                                                                        ========

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

                             CORNELL CORRECTIONS, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE SIX MONTHS ENDED JUNE 30, 1997
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                HISTORICAL
                                           --------------------                   PRO FORMA
                                              THE                   PRO FORMA      FOR THE
                                            COMPANY    ABRAXAS     ADJUSTMENTS   ACQUISITION
                                           --------    -------      -------        --------
Revenues ...............................   $ 28,041    $17,124      $  --          $ 45,165
Operating expenses .....................     22,556     13,060        1,860 (1)      37,726
                                               --         --            250 (2)        --
Depreciation and amortization ..........      1,120        601         (376)(4)       1,375
                                               --         --             30 (5)        --
General and administrative expenses ....      2,218      2,359       (1,860)(1)       2,717
                                           --------    -------      -------        --------
Income from operations .................      2,147      1,104           96           3,347
Interest expense .......................        209        606          314 (9)       1,129
Interest income ........................        (86)                                    (86)
                                           --------    -------      -------        --------
Income before provision for income taxes      2,024        498         (218)          2,304
Provision for income taxes .............        729       --            100(13)         829
                                           --------    -------      -------        --------
Net income .............................   $  1,295    $   498      $  (318)       $  1,475
                                           ========    =======      =======        ========
Earnings per share .....................   $    .18                                $    .21
                                           ========                                ========
Number of shares used in per share
   computation .........................      7,139                                   7,139
                                           ========                                ========

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

                           CORNELL CORRECTIONS, INC.
             NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS

1. ACQUISITION OF ABRAXAS GROUP, INC.

   On September 9, 1997, Cornell Corrections, Inc. (the "Company") acquired substantially all of the assets (the "Acquisition") of The Abraxas Group, Inc. and four related entities (collectively "Abraxas"). The Acquisition was completed pursuant to an Asset Purchase Agreement dated as of August 14, 1997 by and between the Company and Abraxas. The Company paid an aggregate purchase price of $19.2 million. The Company financed the purchase with $19.0 million of borrowings from the revolving line of credit under its credit facility with ING (U.S.) Capital Corporation. The Acquisition is being treated as a purchase for accounting purposes.

   Abraxas was a non-profit provider of seven residential and eleven non-residential community-based juvenile programs serving approximately 1,400 juvenile offenders throughout Pennsylvania, Ohio, Delaware and the District of Columbia.

2. PRO FORMA ADJUSTMENTS AND MANAGEMENT ASSUMPTIONS

   The pro forma balance sheet assumes the Acquisition had occurred on June 30, 1997 and the pro forma statement of operations assumes the Acquisition had occurred on January 1, 1996. These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company as filed with the Securities and Exchange Commission.

   The following pro forma adjustments and management assumptions are reflected in the pro forma financial statements:

BALANCE SHEET

(1) Records an adjustment to eliminate a reserve fund and other assets not acquired in the Acquisition.

(2) Records a net increase in the carrying value of Abraxas property and equipment to estimated fair value.

(3)  Records the cost of a non-compete agreement with the President of Abraxas.

(4)  Records Acquisition related liabilities.

(5) Records the elimination of Abraxas current and non-current debt which was not assumed by the Company in the Acquisition.

(6) Records the reclassification of the Company's current portion of long-term debt to long-term debt as a result of refinancing amounts due under the 1996 Credit Facility with the 1997 Credit Facility.

(7) Records the increase in long-term debt related to the financing of the Acquisition.

(8)  Records the elimination of net assets prior to the Acquisition.

                           CORNELL CORRECTIONS, INC.
                         NOTES TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

STATEMENTS OF OPERATIONS

(1) Records reclassification of general and administrative expenses for Abraxas, Interventions and MidTex to operating expenses to conform to the Company's policy.

(2) Records an adjustment to operating expenses to reflect estimated property taxes for land and buildings acquired from Abraxas which were tax-exempt prior to the Acquisition.

(3) Records an adjustment to operating expenses to reflect annual payments in lieu of property taxes to the City of Big Spring resulting from the acquisition of substantially all the assets of MidTex.

(4) Records adjustments to depreciation expense for revised basis in depreciable assets for Abraxas.

(5) Records amortization expense of $60,000 for the year ended December 31, 1996 and $30,000 for the six months ended June 30, 1997 for the non-compete agreement with the President of Abraxas.

(6) Records adjustments to depreciation expense for revised basis in depreciable assets for Interventions.

(7)  Records adjustments to depreciation and amortization for MidTex.

(8) Records adjustments to depreciation expense for the revised basis in depreciable assets for the Reid Center.

(9) Records additional interest expense for the year ended December 31, 1996 on bank borrowings of $50.8 million incurred to consummate the Abraxas, Interventions, MidTex and Reid Center acquisitions and additional interest expense for the six months ended June 30, 1997 on bank borrowings of $19.0 million incurred to consummate the Acquisition based on a stated interest rate of 8.00%, plus amortization of debt issuance costs incurred under the terms of the 1997 Credit Facility.

(10) Records an adjustment to reverse a $1.3 million non-recurring charge in 1996 to expense deferred financing costs associated with the 1996 Credit Facility.

(11) Records a reduction in interest expense of $3.0 million to reduce assumed indebtedness with proceeds of $38.0 million from the IPO.

(12) Records an adjustment to eliminate investment income earned on investments not acquired in the Interventions acquisition.

(13) Records adjustments to record the income tax effects of the foregoing adjustments.